UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2008 (August 8, 2008)

OMNICOM GROUP INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of principal executive offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On August 8, 2008, in connection with a consent solicitation commenced on July 30, 2008, Omnicom Group Inc. (“Omnicom”), Omnicom Capital Inc. (“Capital”), Omnicom Finance Inc. (together with Omnicom and Capital, the “Issuers”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Indenture, dated as of March 6, 2002, between Omnicom and the Trustee (as successor to JPMorgan Chase Bank), as amended by the First Supplemental Indenture, dated as of February 13, 2004, among the Issuers and the Trustee, the Second Supplemental Indenture, dated as of August 12, 2004, among the Issuers and the Trustee, the Third Supplemental Indenture, dated as of November 4, 2004, among the Issuers and the Trustee and the Fourth Supplemental Indenture, dated as of July 10, 2008, among the Issuers and the Trustee (as so amended, the “Indenture”) relating to the Issuers’ Zero Coupon Zero Yield Convertible Notes due 2032 (the “Notes”).

        Pursuant to the Fifth Supplemental Indenture, which is binding on all holders of the Notes that consented to the amendments, (i) consenting noteholders waived their right to contingent cash interest, if payable, from October 31, 2008 through and including August 1, 2010; and (ii) the Issuers waived their right to redeem the Notes prior to August 2, 2010. Holders of $612,494,000 aggregate principal amount of Notes consented to the foregoing amendments and, accordingly, are bound by the Fifth Supplemental Indenture. Pursuant to the Issuer’s Consent Solicitation Statement, dated July 30, 2008, as supplemented by the Supplement, dated July 31, 2008, holders of the remaining $114,535,000 aggregate principal amount of Notes may consent to, and therefore be bound by, the amendments, on or prior to the close of business on August 28, 2008.

        This description of the Fifth Supplemental Indenture is not complete and is qualified in its entirety by the full text of the supplemental indenture attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

        (d) Exhibits.

Exhibit Number	Description

99.1	Fifth Supplemental Indenture to the Indenture, dated August 8, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

By:	/s/ Philip J. Angelastro
Name: Philip J. Angelastro Title: Senior Vice President Finance and Controller

Date: August 14, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Fifth Supplemental Indenture to the Indenture, dated August 8, 2008.